EX-99.j.1







                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the inclusion of our report dated April 4, 2001 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Buffalo Funds filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-56018) and Amendment No. 1 under the Investment Company Act of 1940 (Registration No. 811-10303).




                                                         /s/ Ernst & Young LLP

Kansas City, Missouri
April 9, 2001